TERMINATION OF CLIENT-AUDITOR RELATIONSHIP

March 4, 2025

Michael Lotz

Chief Financial Officer

Mesa Air Group, Inc.

410 North 44th Street Suite 700

Phoenix, AZ 85008

Re: Mesa Air Group, Inc.

Dear Michael:

This is to confirm that the client-auditor relationship between Mesa Air Group, Inc. (Commission File Number 0000810332) and Marcum llp will cease upon the Company filing their September 30, 2024 Form 10-K with the Securities and Exchange Commission.

Very truly yours,

/s/ Marcum llp

Sent Via E-Mail: Michael.Lotz@mesa-air.com

CC: Brian.Gillman@mesa-air.com